UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2015

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

100 East Davie Street, Raleigh, North Carolina	27601
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Appointment of Executive Officer

On June 17, 2015, the Board of Directors (the “Board”) of Red Hat, Inc. (the “Company”) appointed Frank A. Calderoni as the Company’s Executive Vice President (“EVP”), Operations and Chief Financial Officer (“CFO”). Mr. Calderoni, 57, joins the Company on June 22, and will succeed Charles E. Peters, Jr. as CFO effective July 13, 2015 (the “Effective Date”). As previously reported, Mr. Peters is retiring from the Company and will cease to serve as Chief Financial Officer on the Effective Date but will remain an employee of the Company through July 31, 2015 to help ensure an orderly transition.

Mr. Calderoni spent the past eleven years at Cisco Systems, Inc. (“Cisco”), a designer, manufacturer and seller of Internet Protocol-based networking products and services related to the communications and information technology industry. He has served as an Executive Advisor to Cisco since January 2015. Prior to that, he served as Executive Vice President and CFO of Cisco from February 2008 to January 2015.

In connection with Mr. Calderoni’s appointment, the Compensation Committee of the Board (the “Committee”):

•	approved an annual base salary of $685,000;

•	established a target award amount of $685,000 for the Company’s fiscal year ending February 29, 2016 (“FY2016”) under the Company’s Executive Variable Compensation Plan (“EVCP”);

•	approved the grant of equity awards with an estimated aggregate value of approximately $9.0 million; and

•	approved a cash signing bonus of $4,000,000 and a relocation bonus of $500,000 (the signing bonus and the relocation bonus, collectively, the “Bonus”).

EVCP Participation in FY2016

The terms and conditions governing Mr. Calderoni’s participation in the EVCP are the same as those that apply to our other executives, as disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2015 (the “May 2015 Form 8-K”), except that Mr. Calderoni’s award amount will be pro-rated based on the number of days that he is a Company employee during FY2016. The summary of the EVCP terms in the May 2015 Form 8-K is incorporated herein by reference.

Equity Awards

The Committee approved equity awards of (i) performance share units (“PSUs”) based on operating performance (“Operating PSUs”) with an estimated target value of $2,250,000, (ii) PSUs based on total stockholder return (“TSR PSUs”) with an estimated target value of $2,250,000 and (iii) restricted stock awards (“RSAs”) with an estimated value of $4,500,000. The terms and conditions governing each of these equity awards are the same as those that apply to our other executives, as disclosed in the May 2015 Form 8-K and our Current Report on Form 8-K filed with the SEC on May 29, 2013 (the “May 2013 Form 8-K”). The equity awards are expected to be granted on or about July 16, 2015. The summary of the equity awards in the May 2015 Form 8-K and the summary of the award agreements for each type of equity award set forth in the May 2013 Form 8-K as well as the form of each award agreement filed as Exhibits 99.2, 99.3 and 99.5 to the May 2013 Form 8-K, are incorporated herein by reference.

Bonus

The signing bonus is payable on or prior to the earlier of (x) thirty calendar days following the date on which the Company receives notice from Mr. Calderoni confirming that his legal domicile is within North Carolina (the “Notice Date”) and (y) December 1, 2015. The relocation bonus is payable within thirty calendar days of the Notice Date. If Mr. Calderoni resigns without Good Reason (as defined in the Bonus Agreement between Mr. Calderoni and the Company, dated June 21, 2015 (the “Bonus Agreement”) or is discharged by the Company for Good Cause (as defined in the Bonus Agreement) within twenty-four (24) months of the Effective Date, he must repay a pro rata share of the Bonus based on the number of days remaining in that twenty-four-month period. If Mr. Calderoni resigns with Good Reason, he will have no repayment obligation. The Company will also provide relocation services for Mr. Calderoni.

Severance Arrangements

Mr. Calderoni will be eligible to receive compensation in certain circumstances following the termination of his employment.

Termination without Good Cause or with Good Reason

Under our Senior Management Severance Plan (the “Severance Plan”), if the Company terminates Mr. Calderoni’s employment without Good Cause (as defined in the Severance Plan) or if he resigns for Good Reason (as defined in the Severance Plan), subject to the Company’s receipt of a valid release of claims and his compliance with non-compete, non-solicitation, non-disparagement and other covenants, Mr. Calderoni will be entitled to receive (1) 2.0 times his then-current annual base salary and (2) a lump sum payment equal to 100% of the premium for the continuation of health, dental and vision coverage for twelve (12) months for himself and his qualified beneficiaries as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985. The non-compete and non-solicitation provisions expire one year following the termination of his employment. The non-disparagement covenant has no expiration date. The summary of the terms of the Severance Plan and the restrictive covenants in the Current Report on Form 8-K filed with the SEC on December 29, 2008 is incorporated herein by reference and is qualified in its entirety by the provisions of the Severance Plan filed as Exhibit 10.15 to our Annual Report on Form 10-K filed with the SEC on April 24, 2014 (the “2014 Form 10-K”), and the form of Executive Agreement filed as Exhibit 10.16 to the 2014 Form 10-K.

Under the terms of the PSU award agreements, if Mr. Calderoni is terminated without Good Cause (as defined in the applicable award agreement), he will be entitled to receive a prorated portion of earned PSUs for any performance segment that has begun, but has not been completed, as of the termination date. The number of PSUs received under this provision will be based on actual performance for the entire performance segment, and the shares earned will be delivered to him at the same time that they are delivered to other PSU recipients who continue to be employed by the Company.

Change in Control Severance Arrangements

Mr. Calderoni will be eligible for benefits under our Senior Management Change in Control Policy (the “CIC Policy”). Under this policy, Mr. Calderoni will be eligible for lump sum cash payments if his employment is terminated under certain circumstances after a Change in Control (as defined in the CIC Policy) of the Company. These payments will be in lieu of, and not in addition to, any other cash severance payments to which he may be entitled. He will not be eligible for any gross-up payments under the CIC Policy. In February 2015, the Board adopted a policy that it would no longer enter into any new agreements to make gross-up payments for excise taxes paid under Section 4999 of the Internal Revenue Code of 1986, as amended, by any Company executive. The summary of the terms of the CIC Policy in the Current Report on Form 8-K filed with the SEC on February 28, 2007 (the “February 2007 Form 8-K”) is incorporated herein by reference and is qualified in its entirety by the provisions of the CIC Policy filed as Exhibit 10.14 to our Annual Report on Form 10-K filed with the SEC on April 25, 2012 (the “2012 Form 10-K”).

The terms of the form of award agreement for each of the Operating PSUs, the TSR PSUs and the RSAs as described in the May 2013 Form 8-K will apply upon a change in control of the Company.

Indemnification Arrangements

Mr. Calderoni entered into the Company’s standard form of indemnification agreement for executive officers and directors. This agreement provides that the Company will, to the fullest extent permitted by law, and subject to certain limitations and exceptions, indemnify him against expenses, judgments, fines, penalties and amounts paid in settlement that may be incurred in connection with the defense or settlement of threatened, pending or completed proceedings to which he becomes subject in connection with his service as an officer of the Company or in connection with other services performed by him at the request of the Company. The summary of the terms of the indemnification agreement in the February 2007 Form 8-K is incorporated herein by reference and is qualified in its entirety by the provisions of the form of Indemnification Agreement filed as Exhibit 10.10 to our 2012 Form 10-K.

(e)	Entry into Material Agreement with a Named Executive Officer

See description in response to Item 5.02(c) above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2015	RED HAT, INC.

	By:	/s/ R. Brandon Asbill

	Name:	R. Brandon Asbill

	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued June 22, 2015